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                                                                     Exhibit 5.1



                         Opinion of Hutchins, Wheeler &
                        Dittmar With Respect To Legality
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                                                                     EXHIBIT 5.1

                                                               December 13, 1996

EquiCredit Corporation of America
10401 Deerwood Park Blvd.
Jacksonville, FL 32256-0505

EQCC Receivables Corporation
c/o EquiCredit Corporation of America
10401 Deerwood Park Blvd.
Jacksonville, FL 32256-0505

EQCC Asset Backed Corporation
c/o EquiCredit Corporation of America
10401 Deerwood Park Blvd.
Jacksonville, FL 32256-0505

Ladies and Gentlemen:

     We have acted as your counsel in connection with a Registration Statement on Form S-3 (the "Registration Statement"), filed pursuant to Rule 462(b) on December 13, 1996 with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") which incorporates by reference the Registration Statement on Form S-3 (File No. 33-99344), for the registration under the Act of various Series of EQCC Home Equity Loan Asset Backed Securities or EquiCredit Funding Asset Backed Securities, as the case may be, consisting of one or more classes of notes and/or certificates (collectively, the "Securities"), each such Series to be issued by a separate Trust (each, a "Trust"). The Securities of each Trust will be issued pursuant to documentation more particularly described and referred to in a Prospectus Supplement, forms of which have been included as part of the Registration Statement. The assets of each Trust will consist of an identified pool of mortgage loans which will be transferred into the Trust by EQCC Receivables Corporation and EQCC Asset Backed Corporation (together, the "Depositors"). The Depositors are collectively referred to herein as the "Registrants".

     We have made such investigations of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrants and each Trust in connection with the authorization, issuance and sale of the Securities.

     Based on the foregoing, we are of the opinion that when the issuance, execution and delivery of the Securities by a Trust have been duly authorized by all necessary corporate and trust action, and when the Securities have been duly executed, authenticated, delivered and sold as described in the Registration Statement, the Securities will each be legally and validly issued and, in the case of any certificates representing beneficial interests in a Trust, fully paid and non-assessable.

     In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records of the Registrants and of all certificates, documents and other proceedings examined by us that have been executed or certified by officials of the Registrants acting within the scope of their official capacities, and we have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certificates, documents and proceedings. In addition, we have assumed that each of the Securities and the particular pooling and servicing agreement, trust agreement, indenture or other documents, as the case may be, under which such Securities are issued by a Trust will be executed and delivered in substantially the form described in the Registration Statement and the various Prospectus Supplements thereto.


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     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,

                                          /s/  HUTCHINS, WHEELER & DITTMAR

                                          HUTCHINS, WHEELER & DITTMAR
                                          A Professional Corporation